CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Health Enhancement Products, Inc., of our report dated November 5, 2003, relating to the financial statements of Health Enhancement Corporation as of October 23, 2003.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

February 10, 2004